                                           FORM OF SUBADVISORY AGREEMENT

         THIS   AGREEMENT   is  made  and  entered  into  as  of  this  ___  day  of   _____________,   2007  among
OppenheimerFunds,  Inc., a New York corporation  (the "Adviser"),  and Baring  International  Investment  Limited a
limited liability corporation domiciled in the United Kingdom (the "SubAdviser").

                                               W I T N E S S E T H:

         WHEREAS,  Oppenheimer  Baring SMA  International  Fund (the "Fund") is registered  with the Securities and
Exchange  Commission (the "SEC") as an open-end  management  investment company under the Investment Company Act of
1940, as amended (the "1940 Act");

         WHEREAS,  the Adviser is a registered  investment  adviser under the  Investment  Advisers Act of 1940, as amended (the "Advisers Act") and is engaged in the business of rendering investment advice;

         WHEREAS,  the Adviser has,  pursuant to an Advisory  Agreement with the Fund dated as of June 1, 2007 (the
"Advisory Agreement") been retained to act as investment adviser for the Fund;

         WHEREAS,  the Advisory  Agreement  permits the Adviser,  at its option,  subject to approval by the Fund's
Board of Trustees (the  "Board") and, to the extent  necessary,  shareholders  of the Fund, to delegate  certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act;

         WHEREAS,  SubAdviser  is a  registered  investment  adviser  under the  Advisers Act and is engaged in the business of rendering  investment  advice and is authorized  and regulated by the Financial  Services  Authority of the United  Kingdom  ("FSA") for  investment  and asset  management  business  and is bound by the rules of the FSA
("FSA Rules"); and

         WHEREAS,  the  Adviser  desires  to  retain  SubAdviser  to  assist it in the  provision  of a  continuous investment  program for the Fund's assets,  and SubAdviser is willing to render such services  subject to the terms and conditions set forth in this Agreement.

         WHEREAS,  shares  of the Fund are  designed  for  separately  managed  account  ("SMA")  clients  who have retained OFI Private  Investments  Inc.,  the private  wealth  management  affiliate  of the Adviser  ("OFI PI") to manage their accounts  pursuant to investment  management  agreements  with such clients or managed account program sponsors  who have  retained  OFI PI as part of a  "wrap-fee"  program.  As such,  shares of the Fund  constitute a component of an overall strategy, the OFIPI Baring International SMA Portfolio.

         NOW, THEREFORE, the parties do mutually agree and promise as follows:

         1.       Appointment  as SubAdviser.  The Adviser  hereby  appoints the SubAdviser to act as SubAdviser of the Fund to provide  investment  advice to the Fund as  hereinafter  set forth,  subject to the  supervision of the
Adviser and the Fund's Board and subject to the terms of this  Agreement;  and the  SubAdviser  hereby accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided.

         2.       Duties of SubAdviser.

         (a)      Investments.  The  SubAdviser is hereby  authorized  and directed and hereby  agrees,  subject to the stated  investment  policies and  restrictions of the Fund as set forth in the Fund's  prospectus and Statement of Additional  Information as currently in effect and as  supplemented  or amended from time to time  (collectively referred to hereinafter  as the  "Prospectus")  and subject to the directions of the Adviser and the Board,  to (i)
regularly  provide  investment  advice and  recommendations  to the Fund with  respect  to the Fund's  investments, investment  policies and the purchase and sale of securities and other investments;  (ii) supervise and monitor the investment  program of the Fund and the  composition  of its  portfolio  to  determine  what  securities  and other investments  shall be purchased or sold by the Fund; and (iii) arrange,  subject to the provisions of paragraph (d)
below,  for the purchase of securities  and other  investments  for the Fund and the sale of  securities  and other investments  held in the portfolio of the Fund. The Adviser agrees to provide the SubAdviser  with such  assistance as may be  reasonably  requested  by the  SubAdviser  in  connection  with its  activities  under  this  Agreement, including,  without limitation,  information concerning the Fund, its funds available, or to become available,  for investment and generally as to the conditions of the Fund or the Fund's affairs.

         (b)      Compliance with Applicable Laws and Governing Documents.  In the performance of its duties and obligations under this Agreement or otherwise, the SubAdviser shall act in conformity with the Fund's Declaration of Trust, By-Laws, procedures and policies adopted by the Fund's Board and/or by the Adviser and the Prospectus
and with the instructions and directions received in writing from the Adviser or the Fund's Board and will conform to and comply with the requirements of the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations necessary to allow the Fund to qualify as a "regulated investment company" as defined in Subchapter M of the Code (which currently requires that, at the close of each quarter of the taxable year, (A) at least 50 percent of the value of the Fund's total assets is represented by
(i) cash and cash items [including receivables], Government securities and securities of other regulated investment companies, and (ii) other securities for purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 percent of the value of the total assets of the Fund and to not more than 10 percent of the outstanding voting securities of such issuer, and (B) not more than 25 percent of the value of its total assets is invested in the securities [other than Government securities or the securities of other regulated investment companies] of any one issuer).  Notwithstanding the foregoing, the Adviser shall, subject to the SubAdviser's compliance with its obligations, remain responsible for the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations.  The Adviser will provide the SubAdviser with a copy of those portions of the minutes of the meetings of the Fund's Board to the extent they may materially affect the duties of the SubAdviser, and with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the SubAdviser may reasonably request to enable it to perform its functions under this Agreement.

         The Adviser  will  provide  the  SubAdviser  with  advance  notice of any change in the Fund's  investment objectives,  policies and  restrictions  as stated in the Prospectus or in any  procedures and policies  adopted by the Fund's Board and/or the Adviser,  and the SubAdviser  shall,  in the  performance of its duties and obligations under this  Agreement,  manage the Fund's  portfolio  investments  in compliance  with such  changes,  provided the
SubAdviser  has received  prompt  notice of the  effectiveness  of such  changes  from the Fund or the Adviser.  In addition to such notice,  the Adviser shall provide to the  SubAdviser a copy of a modified  Prospectus  reflecting such changes provided that such Prospectus was so modified.

         The Adviser  acknowledges  and agrees that,  provided  that the  SubAdviser  has provided the Adviser with complete,  accurate  and timely  information  regarding  the  SubAdviser's  activities  relating  to the Fund,  the
Prospectus will at all times be in compliance  with all disclosure  requirements  under all applicable  federal and state laws and regulations  relating to the Fund,  including,  without limitation,  the 1940 Act, and the rules and regulations thereunder,  and that the SubAdviser shall have no liability in connection therewith,  except as to the accuracy  of  material  information  furnished  in  writing  by the  SubAdviser  to  the  Fund  or to  the  Adviser
specifically  for inclusion in the  Prospectus,  or information  which was provided to the SubAdviser to review and which  SubAdviser  approved as to the accuracy of such  information or if the SubAdviser does not promptly  respond will be deemed to have  approved the  accuracy of such  information  as  described  below.  The  SubAdviser  hereby agrees  to  provide  to the  Adviser  in a timely  manner  such  information  relating  to the  SubAdviser  and its relationship  to, and actions for, the Fund as may be required to be contained in the  Prospectus  or in the Fund's registration  statement on Form N-1A.  The  SubAdviser  shall have seven (7) business days to review all disclosure about the Fund and the SubAdviser  contained in the Fund's  Prospectus and Statement of Additional  Information and
certain  advertisements  for accuracy and shall approve or disapprove of such disclosure  within seven (7) business days of receiving  such  disclosure.  After the  expiration of seven (7) business  days,  the Adviser shall provide the  SubAdviser  an  additional  five (5) business  days to respond,  such  additional  five (5)  business  days to commence  upon  written  notice from the Adviser.  The  SubAdviser's  failure to respond  within such time shall be deemed to constitute SubAdviser's approval of such disclosure.

         The  SubAdviser  agrees to notify the Adviser and the Fund  immediately  of any material fact known to the
SubAdviser  respecting or relating to the  SubAdviser  and its  relationship  to, and actions for, the Fund that is not contained in the  Registration  Statement or Prospectus  for the Fund and is required to be contained  therein, or any  amendment or supplement  thereto,  or of any statement  respective  or relating to the  SubAdviser  and its relationship to, and actions for, the Fund contained therein that becomes untrue in any material respect.

         (c)      Voting  of  Proxies.  Absent  specific  written  instructions  to the  contrary  provided  to the
SubAdviser by the Adviser,  the Adviser shall vote,  either in person or by proxy, all securities in which the Fund may be invested from time to time in accordance with the Fund's proxy voting procedures.

         (d)      Brokerage.  The  SubAdviser  is  authorized,  subject to the  supervision  of the Adviser and the
Fund's  Board,  to establish  and maintain  accounts on behalf of the Fund with,  and place orders for the purchase and sale of the Fund's  portfolio  securities  with or through,  such persons,  brokers  (including,  to the extent permitted by applicable law and by the Fund, the Fund or the Adviser,  any broker  affiliated  with the SubAdviser)
or dealers ("brokers") as SubAdviser may elect and negotiate commissions to be paid on such transactions.

         Upon  obtaining  consent of the Adviser or the Fund's Board,  the  SubAdviser  may effect the purchase and sale of securities in private transactions on such terms and conditions as shall be approved by the Adviser.

         The  SubAdviser  shall place  orders for the purchase  and sale of  portfolio  investments  for the Fund's account with brokers or dealers  selected by the  SubAdviser.  In the  selection of such brokers or dealers and the placing  of such  orders,  the  SubAdviser  shall  seek to obtain  for the Fund at  reasonable  expense,  the "best execution"  (prompt  and  reliable  execution  at the most  favorable  security  price  obtainable)  of the  Fund's portfolio  transactions,  except  to the  extent  it may be  permitted  to pay  higher  brokerage  commissions  for brokerage  and  research  services,  as  provided  below.  In using its best  efforts  to obtain  for the Fund best execution of Fund portfolio  transactions,  the  SubAdviser,  bearing in mind the best interests of the Fund at all times,  shall consider all factors it deems relevant,  including price,  the size of the  transaction,  the breadth and nature of the market for the security, the difficulty of the execution,  the amount of the commission,  if any, the timing of the  transaction,  market prices and trends,  the reputation,  experience and financial  stability of the  broker  or  dealer  involved,  and  the  quality  of  service  rendered  by the  broker  or  dealer  in  other transactions.  Subject to such policies as the Fund's Board may determine,  or as may be mutually  agreed to by the
Adviser and the  SubAdviser,  the SubAdviser  shall not be deemed to have acted  unlawfully or to have breached any duty created by this  Agreement or  otherwise  solely by reason of its having  caused the Fund to pay a broker that provides  brokerage and research  services  (within the meaning of Section 28(e) of the Securities  Exchange Act of
1934) to the SubAdviser an amount of commission for effecting the Fund's  investment  transaction that is in excess of the amount of commission  that another  broker would have charged for effecting  that  transaction  if, but only if, the  SubAdviser  determines in good faith that such  commission  was reasonable in relation to the value of the brokerage  and  research  services  provided  by such broker or dealer  viewed in terms of either  that  particular transaction or the overall  responsibility  of the SubAdviser with respect to the accounts as to which it exercises investment  discretion.  The SubAdviser  shall not direct  brokerage to any broker or dealer in recognition  of, or otherwise take into account in making brokerage allocation  decisions,  sales of shares of the Fund or of any other investment vehicle by that broker or dealer.

         The SubAdviser  approaches  the use of dealing  commissions  or soft dollar  arrangements  on a group-wide basis  with its  other  Baring  affiliates,  and  therefore  research  obtained  through  the  payment  of  dealing commissions or soft dollars  generated  from an individual  client's  portfolio may not  necessarily be utilized in the  provision  of  services  directly  related to its  portfolio.  Conversely,  a client may  benefit  through the utilization of research paid for by dealing commissions which have been generated from other client portfolios.

         On occasions when the SubAdviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the SubAdviser, the SubAdviser, to the extent permitted by applicable laws and regulations and subject to the allocation procedures approved by the Fund's Board or Adviser, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the SubAdviser in accordance with the procedures approved by the Trustees or the Adviser.

         (e)      Securities  Transactions.  The SubAdviser and any  affiliated  person of the SubAdviser  will not purchase  securities or other  instruments  from or sell  securities or other  instruments  to the Fund;  provided, however,  the SubAdviser or any affiliated  person of the SubAdviser may purchase  securities or other  instruments from or sell securities or other  instruments to the Fund if such transaction is permissible  under applicable laws and regulations,  including,  without  limitation,  the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder and is permitted by the procedures adopted by the Fund.

         The  SubAdviser,  including its Access  Persons (as defined in subsection (e) of Rule 17j-1 under the 1940
Act),  agrees to observe and comply with Rule 17j-1 and the SubAdviser's  Code of Ethics (which shall comply in all material  respects with Rule 17j-1),  as the same may be amended from time to time. On at least a quarterly  basis, the SubAdviser will comply with the reporting  requirements of Rule 17j-1,  which may include either (i) certifying to the Adviser that the  SubAdviser and its Access  Persons have complied with the  SubAdviser's  Code of Ethics or
(ii)  identifying  any  violations  which have  occurred  with  respect to the Fund.  Upon  written  request of the
Adviser or the Fund,  the  SubAdviser  shall  permit  representatives  of the  Adviser  and the Fund to examine the reports (or  summaries of the reports)  required to be made under the Code of Ethics and other  records  evidencing enforcement of the Code of Ethics.

         (f)      Valuation Assistance.       The  SubAdviser  will provide  reasonable  assistance to the Adviser, custodian or  recordkeeping  agent for the Fund in determining  the value of any portfolio  securities that are not registered  for public  sale,  not traded on any  securities  markets,  or  otherwise  may be deemed  illiquid  for purposes of the 1940 Act and/or for which market or broker  quotations  are not readily  available or may be deemed unreliable or stale, or which do not appear to reflect corporate actions,  new or significant  events, or which the
Adviser,  custodian or  recordkeeping  agent seeks  assistance  from the SubAdviser or identifies for review by the
SubAdviser.  Notwithstanding  the foregoing,  the  SubAdviser  will provide the Adviser with notice and analysis of events that may affect or relate to the valuation of the Fund's portfolio securities.

         (g)      Books and Records.   The SubAdviser shall maintain and preserve for the periods prescribed by applicable laws, rules and regulations all records required to be maintained by the SubAdviser, pursuant to the
Investment Adviser's Act of 1940, on behalf of the Adviser.  The SubAdviser agrees that such records are the property of the Fund and further agrees to surrender promptly to the Fund or to the Adviser any of such records upon request.

         (h)      Information  Concerning  the Fund and  SubAdviser.  From time to time as the  Adviser or the Fund may request,  the SubAdviser will furnish the requesting  party  information and reports on portfolio  transactions and reports on Fund assets held in the  portfolio,  all in such  detail,  form and  frequency as the Adviser or the
Fund may reasonably request.

         The SubAdviser will (i) make appropriate persons,  including the Fund's portfolio  manager(s),  reasonably available for the purpose of reviewing with  representatives  of the Adviser and/or the Fund's Board,  on a regular basis the management of the Fund, including,  without limitation,  review of the general investment strategy of the
Fund, economic  considerations and general conditions affecting the marketplace;  (ii) as mutually agreed upon, (A)
provide the distributor of the Fund (the  "Distributor")  with assistance in the  distribution and marketing of the
Fund in such amount and form as the Fund's  distributor  may  reasonably  request  from time to time,  and (B) upon reasonable  notice from the Fund's  distributor,  use  reasonable  efforts to cause the portfolio  manager or other person who manages or is  responsible  for  overseeing  the  management  of the Fund's  portfolio  (the  "Portfolio
Manager") to provide  marketing and distribution  assistance to the  Distributor,  including,  without  limitation, conference calls,  meetings and road trips (in this regard,  the Adviser undertakes to reimburse the SubAdviser for its  reasonable  out-of-pocket  expenses,  provided  that,  such expenses are related to a request for marketing or distribution  assistance by a duly authorized employee of the Adviser);  (iii) use reasonable efforts (A) to retain the services of the Portfolio  Manager who manages the portfolio of the Fund,  from time to time or (B) to promptly notify the Adviser of the  replacement  Portfolio  Manager if the services of the  Portfolio  Manager are no longer available to the  SubAdviser;  (iv)  promptly  notify the Adviser of any changes in the  ownership or management of the  SubAdviser,  or of material  changes in the control of the  SubAdviser,  or any other material matter that may require disclosure to the Fund's Board, shareholders of the Fund or dealers.

         The  SubAdviser  agrees  that it shall  immediately  notify the Adviser and the Fund (i) in the event that the SEC, or any regulatory body has censured the SubAdviser;  placed limitations upon its activities,  functions or operations;  suspended or revoked its registration,  if any, or ability to serve as an investment  adviser;  or has commenced  proceedings or any investigation that can reasonably be expected to result in any of these actions;  and
(ii)  despite the fact that  SubAdviser  is not the fund  accounting  agent for the Fund,  upon having a reasonable basis for  believing  that the Fund has ceased to qualify or might not  qualify as a regulated  investment  company under Subchapter M of the Code.

         (i)      Transaction  and  Portfolio  Holdings  Information.  The  SubAdviser  shall on each  business day provide the Adviser,  the Fund and the Fund's  custodian such  information as the Adviser,  the Fund and the Fund's custodian  may  reasonably  request  relating to all  transactions  and  portfolio  holdings  of the Fund.  Without limiting the foregoing,  the SubAdviser shall on each business day prior to 7:00 a.m.  Mountain Time provide to the
Fund's accounting agent a list of all transactions and current portfolio holdings for such business day.

         (j)      Compliance  Program.  The  SubAdviser  will  assist  the Fund  and the  Fund's  Chief  Compliance
Officer  ("CCO") in complying  with Rule 38a-1 under the 1940 Act.  Specifically,  the  SubAdviser  represents  and warrants that it shall maintain a compliance  program in accordance  with the  requirements  of Rule 206(4)-7 under the Advisers Act, and shall  provide the CCO with  reasonable  access to  information  regarding  the  SubAdviser's compliance  program,  which access shall include on-site visits with the SubAdviser as may be reasonably  requested from time to time. In  connection  with the periodic  review and annual  report  required to be prepared by the CCO pursuant to Rule 38a-1, the SubAdviser agrees to provide  certifications as may be reasonably  requested by the CCO related to the design and implementation of the SubAdviser's compliance program.

         (k)      Sarbanes-Oxley.  The  SubAdviser  will  assist  the  Adviser,  the  Fund  and any of its or their trustees,  directors,  officers,  and/or  employees in complying with the provisions of the  Sarbanes-Oxley  Act of
2002 to the  extent  such  provisions  relate to the  services  to be  provided  by,  and the  obligations  of, the
SubAdviser  hereunder.  Specifically,  and without  limitation to the foregoing,  the SubAdviser  agrees to provide certifications  to the principal  executive and financial  officers of the Fund (the  "certifying  officers")  that correspond to and/or  support the  certifications  required to be made by the  certifying  officers in  connections with the  preparation  and/or  filing of the Fund's Form  N-CSRs,  N-Qs,  N-SARs,  shareholder  reports,  financial statements,  and other  disclosure  documents or regulatory  filings,  in such form and content as agreed to by the
Fund, Adviser, and SubAdviser.

         (l)      Transaction  Activity.  The  SubAdviser  will notify the Adviser  promptly in the event that,  in the  judgment  of the  SubAdviser,  Fund  share  transaction  activity  becomes  disruptive  to the  ability of the
SubAdviser to  effectively  manage the assets of the Fund  consistent  with the Fund's  investment  objectives  and policies.

         (m)      Assistance.  The  SubAdviser  will  provide  assistance  as may be  reasonably  requested  by the
Adviser in  connection  with  compliance by the Fund with any current or future legal and  regulatory  requirements related to the services provided by the SubAdviser hereunder.

         (n)      Trading and Trade  Settlement.  The SubAdviser  will, in connection with the purchase and sale of securities  for the Fund,  provide such  assistance  to the Fund's  custodian,  as may be  reasonably  necessary to enable the  custodian  to perform its  responsibilities  with respect to the Fund,  including,  but not limited to, assistance related to the settlement of all portfolio transactions.

         3.       Independent  Contractor.  In the  performance  of its duties  hereunder,  the  SubAdviser  is and shall be an independent  contractor  and unless  otherwise  expressly  provided  herein or otherwise  authorized in writing,  shall have no  authority  to act for or  represent  the Fund or the  Adviser in any way or  otherwise  be deemed an agent of the Fund or the Adviser.

         4.       Expenses.  During the term of this  Agreement,  SubAdviser  will pay all expenses  incurred by it in connection  with its activities  under this Agreement  other than the cost of securities,  commodities and other investments  (including  brokerage  commissions and other  transaction  charges,  if any) purchased or sold for the
Fund.  The  SubAdviser  shall,  at its sole  expense,  employ or associate  itself with such persons or firms as it believes to be  particularly  fitted to assist it in the  execution of its duties under this  Agreement.  Except as otherwise  provided  in this  Agreement  or by law,  the  SubAdviser  shall not be  responsible  for the  Fund's or
Adviser's  expenses,  which shall  include,  but not be limited to,  organizational  and offering  expenses  (which include  out-of-pocket  expenses,  but not  overhead  or employee  costs of the  SubAdviser);  expenses  for legal, accounting and auditing  services;  taxes and  governmental  fees;  dues and expenses  incurred in connection  with membership in investment  company  organizations;  costs of printing and distributing  shareholder  reports,  proxy materials,  prospectuses,  stock  certificates and distribution of dividends;  charges of the Fund's custodians and sub-custodians,  administrators and  sub-administrators,  registrars,  transfer agents,  dividend disbursing agents and  dividend  reinvestment  plan  agents;  payment for  portfolio  pricing  services to a pricing  agent,  if any;
registration and filing fees of the SEC;  expenses of registering or qualifying  securities of the Fund for sale in the various states;  freight and other charges in connection with the shipment of the Fund's portfolio  securities;
fees and expenses of non-interested  Trustees;  salaries of shareholder relations personnel;  costs of shareholders
meetings;  insurance;   interest;  brokerage  costs;  and  litigation  and  other  extraordinary  or  non-recurring expenses.  The Fund or the Adviser,  as the case may be, shall  reimburse  the  SubAdviser  for any expenses of the
Fund  or the  Adviser  as may be  reasonably  incurred  as  specifically  provided  for  in  this  Agreement  or as specifically  agreed to beforehand  by Adviser.  The  SubAdviser  shall keep and supply to the Fund and the Adviser reasonable records of all such expenses.

         5.       Compensation.  For the services  provided  hereunder,  the SubAdviser will be entitled to the fee listed on Exhibit A.

         6.       Representations  and  Warranties of  SubAdviser.  The  SubAdviser  represents and warrants to the
Adviser and the Fund as follows:

         (a)      The SubAdviser is registered as an investment adviser under the Advisers Act;

         (b)      The  SubAdviser  is registered as a Commodity  Trading  Adviser under the Commodity  Exchange Act
(the "CEA") with the Commodity  Futures Trading  Commission (the "CFTC"),  or is not required to register  pursuant to an applicable exemption;

         (c)      The SubAdviser is a limited  liability  corporation  duly  organized and properly  registered and operating  under  the laws of the  United  Kingdom  with the  power to own and  possess  its  assets,  perform  its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

         (d)      The  execution,  delivery and  performance  by the  SubAdviser  of this  Agreement are within the
SubAdviser's  powers and have been duly  authorized by all  necessary  action and no action by or in respect of, or filing  with,  any  governmental  body,  agency or  official  is  required  on the part of the  SubAdviser  for the execution,  delivery  and  performance  by the  SubAdviser  of this  Agreement,  and the  execution,  delivery  and performance  by the  SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or  regulation,  (ii) the  SubAdviser's  governing  instruments,  or (iii) any  agreement, judgment, injunction, order, decree or other instrument binding upon the SubAdviser;

         (e)      The Form ADV of the  SubAdviser  previously  provided to the Adviser  and all  amendments  to the
SubAdviser's  Form ADV, which will be provided by the SubAdviser to the Adviser upon request,  is or will be a true and  complete  copy of the form as  currently  filed or as then  filed with the SEC and the  information  contained therein is accurate and complete in all material  respects and does not omit to state any material  fact  necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         (f) The  Prospectus,  with  respect to  information  relating to and  provided by the  SubAdviser  and its relationship  to, and actions  for,  the Fund,  contains  as of the date  hereof or will  contain as of the date of effectiveness  of any  future  Registration  Statement  filed  by the Fund or any  supplement  thereto,  no  untrue statement of any material  fact and does not omit any  statement of a material fact which was required to be stated
therein or necessary to make the statements contained therein not misleading.

         7.       Representations  and  Warranties  of  Adviser.   The  Adviser  represents  and  warrants  to  the
SubAdviser as follows:

         (a)      The Adviser is registered as an investment adviser under the Advisers Act;

         (b)      The  Adviser  has filed a notice of  exemption  pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;

         (c)      The Adviser is a corporation  duly organized and validly  existing under the laws of the State of
Colorado with the power to own and possess its assets,  perform its obligations under this Agreement,  and to carry on its business as it is now being, and to be, conducted;

         (d)      The  execution,  delivery  and  performance  by the  Adviser  of this  Agreement  are  within the
Adviser's  powers and have been duly  authorized  by all  necessary  action,  and no action by or in respect of, or filing with, any  governmental  body,  agency or official is required on the part of the Adviser for the execution, delivery and  performance  by the Adviser of this  Agreement,  and the execution,  delivery and  performance by the
Adviser of this  Agreement do not  contravene or  constitute a default  under (i) any provision of applicable  law, rule or  regulation,  (ii) the Adviser's  governing  instruments,  or (iii) any  agreement,  judgment,  injunction, order, decree or other instrument binding upon the Adviser;

         (e)      The  Adviser  acknowledges  that it  received  a copy of the  SubAdviser's  Form ADV prior to the execution of this Agreement;

         (f)      The Adviser and the Fund have duly  entered  into the  Advisory  Agreement  pursuant to which the
Fund authorized the Adviser to enter into this Agreement; and

         (g)      The  Adviser  will take such steps as are  necessary  to ensure  that the Fund's  shares are duly authorized and registered for sale to the extent that such shares are offered for sale.

         (h)      The Adviser has been granted with full power and authority to enter into spot and forward foreign exchange contracts, to perform its obligations under such foreign exchange contracts and to appoint the
SubAdviser to enter into such foreign exchange contracts on the Fund's or the Adviser's behalf. The SubAdviser has been granted full power and authority to enter into foreign exchange contracts as agent on the behalf of the
Fund or the Adviser and to give instructions for settlement of the same and has full authority to instruct the
Fund's custodian in conformity with the Fund's mandate.  In the event of the termination of this Agreement, the
SubAdviser may offer counterparties the ability to leave open any existing foreign exchange contracts or to close them out at prevailing market rates.

         8.       Delivery of Documents to the Adviser and  SubAdviser.  The  SubAdviser  has furnished the Adviser with true, accurate and complete copies of the following:

         (a)      The SubAdviser's Form ADV as filed with the SEC, as of the date hereof;

         (b)      Separate lists of persons who the SubAdviser  wishes to have  authorized to give written and oral instructions to custodian(s) of the Fund; and

(c)      The Code of Ethics of the SubAdviser, as in effect on the date hereof.

         (d)      The  SubAdviser  will furnish the Adviser from time to time with  copies,  properly  certified or otherwise authenticated, of all material amendments of or supplements to the foregoing.

         (e)      The Adviser has furnished  the  SubAdviser  with a true,  accurate and complete copy of a list of persons  (and  specimen  signatures),  who  the  Adviser  wishes  to  have  authorized  to give  written  and  oral instructions to the SubAdviser on behalf of the Fund.

         9.       Survival of  Representations  and Warranties;  Duty to Update  Information.  All  representations and warranties  made by the SubAdviser and the Adviser  pursuant to Sections 6 and 7,  respectively,  shall survive the  termination of this  Agreement.  The parties hereto shall promptly  notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         10.      Liability and Indemnification.

         (a)      Liability.  The  SubAdviser  shall  exercise  its best  judgment  in  rendering  the  services in accordance  with  the  terms  of this  Agreement.  In the  absence  of  willful  misfeasance,  bad  faith  or gross negligence on the part of the SubAdviser or a reckless disregard of its duties hereunder,  the SubAdviser,  each of its affiliates and all respective  partners,  officers,  Trustees and employees  ("Affiliates") and each person, if any, who within the meaning of the  Securities  Act controls the SubAdviser  ("Controlling  Persons")  shall not be liable for any error of judgment or mistake of law and shall not be subject to any  expenses  or  liability  to the
Adviser,  the Fund or any of the Fund's  shareholders,  in  connection  with the  matters  to which this  Agreement relates.

         (b) The  SubAdviser  agrees to indemnify and hold harmless the Adviser,  its  Affiliates  and  Controlling
Persons and their  respective  officers,  Trustees  and  employees,  against any and all losses,  claims,  damages, liabilities  or litigation  (including  reasonable  attorneys'  fees),  to which the Adviser or such  Affiliates or
Controlling  Persons of the Adviser or their respective  officers,  Trustees and employees may become subject under the 1940 Act, the 1933 Act, the Advisers Act, or any other statute,  law, rule or regulation,  arising directly out of the SubAdviser's  responsibilities hereunder (1) to the extent of and as result of the willful misfeasance,  bad faith,  negligence,  or reckless  disregard of, the SubAdviser's  obligations and/or duties under this Agreement by the  SubAdviser,  any of the  SubAdviser's  employees or  representatives  or any other  affiliate of or any person acting on behalf of the  SubAdviser,  or (2) as a result of any untrue  statement of a material  fact  contained in the Fund's  registration  statement,  including any amendment thereof or any supplement thereto, or the omission of a material fact required to be stated in such registration  statement  necessary to make the statements therein not misleading,  if such a statement or omission was made in reliance upon and in conformity  with written  information furnished by the  SubAdviser  to the Fund or written  information  furnished by the Adviser to the  SubAdviser  for review and such information is approved or deemed approved by the SubAdviser;  provided,  however,  that in no case is the SubAdviser's  indemnity  hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful  misfeasance,  bad faith or negligence in performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         (c) The  Adviser  agrees  to  indemnify  and  hold  harmless  the  SubAdviser,  its  Affiliates  and  each
Controlling  Person of the SubAdviser,  if any, and their respective  officers,  Trustees and employees against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable attorneys' fees), to which the
SubAdviser or such Affiliates or Controlling  Person of the SubAdviser or their respective  officers,  Trustees and employees may become  subject under the 1940 Act, the 1933 Act, the Advisers Act, or any other  statute,  law, rule or regulation,  arising out of the Adviser's  responsibilities  as investment  manager of the Fund or the Adviser's responsibilities  hereunder  (1) to the  extent  of  and  as a  result  of  the  willful  misfeasance,  bad  faith, negligence,  or reckless disregard of the Adviser's  obligations and/or duties under this Agreement by the Adviser, any of the  Adviser's  employees  or  representatives  or any  affiliate  of or any person  acting on behalf of the
Adviser;  provided,  however, that in no case shall the Adviser's indemnity hereunder be deemed to protect a person against any  liability to which any such person would  otherwise be subject by reason of willful  misfeasance,  bad faith or  negligence in the  performance  of its duties or by reason of its reckless  disregard of its  obligations and duties under this Agreement.

         11.      Duration and Termination.

         (a)      Duration.  Unless sooner  terminated,  this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter shall continue  automatically for successive annual periods,  provided such  continuance  is  specifically  approved at least annually by (i) the Fund's Board or (ii) vote by the holders of a "majority" (as defined in the 1940 Act) of the  outstanding  voting  securities of the Fund;  provided that in either  event its  continuance  also is  approved  by a majority  of the Fund's  Trustees  who are not  "interested persons" (as defined in the 1940 Act) of any party to this  Agreement,  by vote cast in person at a meeting  called for the purpose of voting on such approval.

         (b)      Termination.  Notwithstanding  whatever may be provided  herein to the contrary,  this  Agreement may be terminated at any time, without payment of any penalty:

                  (i)      By vote of a majority of the Fund's Board,  or by vote of a majority of the  outstanding voting  securities of the Fund, or by the Adviser,  in each case, on not less than 60 days' written notice to the SubAdviser;

                  (ii)     By the  non-defaulting  party  immediately  upon  transmittal of written notice from the non-defaulting  party to the defaulting  party of the existence or occurrence of a material  breach of any provision of this Agreement by the defaulting  party that is not cured within a reasonable  period of time after notice thereof; or

                  (iii)    By the  SubAdviser  on not less  than 60 days'  written  notice to the  Adviser  and the
         Fund.

                  The notice  provided for in (i),  (ii) and (iii) above may be waived by the party  required to be notified.

         This  Agreement  shall not be  assigned  (as such  term is  defined  in the 1940 Act) and shall  terminate automatically  in the event of its assignment or upon the  termination of the Advisory  Agreement.  In the event of an assignment  that occurs solely due to the change of control of the SubAdviser,  any necessary  approvals will be obtained at the sole expense of the SubAdviser.

         (c)  Transactions  in Progress Upon  Termination.  The Adviser and  SubAdviser  will  cooperate  with each other to ensure that  portfolio or other  transactions  in progress at the date of  termination  of this  Agreement shall be  completed  by the  SubAdviser  in  accordance  with the terms of such  transactions,  and to this end the
SubAdviser   shall  provide  the  Adviser  with  all  necessary   information  and   documentation  to  secure  the
implementation thereof.

         12.      Duties of the Adviser.  The Adviser  shall  continue to have  responsibility  for all services to be  provided  to the Fund  pursuant  to the  Advisory  Agreement  and shall  oversee  and review  the  SubAdviser's performance of its duties under this  Agreement.  Nothing  contained in this  Agreement  shall obligate the Adviser to provide any funding or other  support for the purpose of directly or  indirectly  promoting  investments  in the
Fund.

13.      Reference to Adviser and SubAdviser.

         (a)      Neither the Adviser nor any  Affiliate or agent of it shall make  reference to or use the name of
SubAdviser or any of its Affiliates,  or any of their clients,  except as provided herein and except for references concerning the identity of and services  provided by the SubAdviser to the Fund,  which references shall not differ in  substance  from those  included  in the  Prospectus  and this  Agreement,  in any  advertising  or  promotional materials  without  the prior  approval  of  SubAdviser,  which  approval  shall not be  unreasonably  withheld  or delayed.  The Adviser hereby agrees to make all reasonable  efforts to cause the Fund and any Affiliate  thereof to satisfy the foregoing obligation.

         (b)      Neither the  SubAdviser  nor any Affiliate or agent of it shall make reference to or use the name of the Fund,  the  Adviser  or any of their  respective  Affiliates,  or any of their  clients,  except  references concerning  the  identity of the Fund or the Adviser,  which  references  shall not differ in substance  from those included in the Prospectus and this  Agreement,  in any  advertising  or  promotional  materials  without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed.

         14.      Amendment.  This  Agreement may be amended only by mutual  consent of the parties,  provided that the terms of any  material  amendment  shall be approved  by: a) the Fund's Board or by a vote of a majority of the outstanding  voting  securities  of the Fund (as  required  by the 1940 Act) and b) the vote of a majority of those
Trustees of the Fund who are not  "interested  persons" of any party to this  Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         15.      Confidentiality.  Subject  to the  duties  of the  SubAdviser  to  comply  with  applicable  law, including any demand of any regulatory or taxing  authority  having  jurisdiction,  the  SubAdviser  shall treat as confidential  all information  pertaining to the Fund and the actions of the  SubAdviser,  the Adviser and the Fund in respect thereof.

         16.      Notice.  Any notice  that is  required  to be given by the  parties to each other under the terms of this Agreement shall be in writing,  delivered,  or mailed postage prepaid to the other parties,  or transmitted by facsimile  with  acknowledgment  of receipt,  to the parties at the  following  addresses or facsimile  numbers, which may from time to time be changed by the parties by notice to the other party:

(a)      If to the SubAdviser:

                           Baring International Investment Limited
                           c/o Baring Asset Management, Inc.
                           Independence Wharf
                           470 Atlantic Avenue
                           Boston, MA 02210
                           Attention: Client Service Department
                           Facsimile: (617) 946-5238

                           With a copy to:

                           Baring Asset Management, Inc.
                           Independence Wharf
                           470 Atlantic Avenue
                           Boston, MA 02210
                           Attention: Legal and Compliance Department
                           Facsimile: (617) 946-5494

                  (b)      If to the Adviser:

                           OppenheimerFunds, Inc.
                           Two World Financial Center
                           225 Liberty Street, 11th Floor
                           New York, NY  10281
                           Attention: General Counsel
                           Facsimile: (212) 323-4070

Such notice shall be deemed effective when provided in accordance with this section 16.

         17.      Jurisdiction.  This  Agreement  shall be governed by and construed  consistent  with the Advisory
Agreement  and in  accordance  with  substantive  laws of the State of New York without  reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

         18.      Counterparts.  This  Agreement may be executed in one or more  counterparts,  each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

         19.      Certain  Definitions.  For the  purposes  of this  Agreement  and  except as  otherwise  provided herein,  "interested  person,"  "affiliated  person," and "assignment" shall have their respective  meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         20.      Captions.  The  captions  herein are  included for  convenience  of  reference  only and shall be ignored in the construction or interpretation hereof.

         21.      Severability.  If any  provision  of this  Agreement  shall  be held or made  invalid  by a court decision or  applicable  law, the remainder of the  Agreement  shall not be affected  adversely and shall remain in full force and effect.

         22.      Survival.  The  provisions  of  Sections  2(f),  9,  10,  11(c),  13,  15  and  16  will  survive termination of this Agreement.

         IN WITNESS  WHEREOF,  the parties  hereto have executed  this  Agreement on the day and year first written above.

                                            ADVISER
                                            OppenheimerFunds, Inc.

                                            By:_________________________________
                                            Name:
                                            Title:

                                            SUBADVISER
                                            Baring International Investment Limited

                                            By:_________________________________
                                            Name:
                                            Title:

                                                   EXHIBIT A TO
                                               SUBADVISORY AGREEMENT

SubAdvisory Fee

         The Adviser will pay the SubAdviser for managing assets  according to the OFIPI Baring  International  SMA
Portfolio strategy.  The fee will be equal to 50% of the investment  management fee collected by OFI PI pursuant to investment  management  agreements  with clients or managed  account  program  sponsors who have retained OFI PI as part of a "wrap-fee" program.

Fees are  calculated  based upon the market  value of the assets  invested in the OFIPI  Baring  International  SMA
Portfolio  strategy on the last day of the quarter and are payable to Sub-Adviser on a quarterly  basis in arrears, no later  than the 10th  business  day  following  Adviser's  receipt of payment  from  clients or managed  account program  sponsors.  If this Agreement  shall be effective for only a portion of a quarter,  the aforesaid fee shall be prorated for the portion of such quarter  during which this  Agreement is in effect.  Adviser  agrees to furnish
Sub-Adviser with mutually agreed upon reports and/or other satisfactory  documentation  evidencing the value of the assets used in calculating the Sub-Adviser's fees under this Agreement.